Exhibit 99.1

Sourcefire Announces Record Revenue for Third Quarter 2011

COLUMBIA, Md.--(BUSINESS WIRE)--November 1, 2011--Sourcefire, Inc. (Nasdaq:FIRE):

Third Quarter 2011:

  Revenue: $45.2 million, an increase of 25% year-over-year
  Adjusted Net Income: $5.7 million, or $0.19 per diluted share

Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal third quarter ended September 30, 2011.

"Our record quarterly revenue and adjusted net income were the result of broad based strength across our business. Our Commercial and International businesses continued their strong performance while our Federal business benefited from increased spending as the Federal Government closed out its fiscal year and made our solutions a funding priority,” said John Burris, CEO of Sourcefire. “With our Agile SecurityTM vision, which emphasizes the need for more informed, adaptive, and automated security, and the upcoming availability of our expanded solutions, we have the opportunity to take on an even larger role in our clients’ security infrastructure.”

Financial Summary

  Total Revenue - Revenue for the third quarter of 2011 was $45.2 million compared to $36.2 million in the third quarter of 2010, an increase of 25%.
  GAAP Net Income - Net income was $2.0 million for the third quarter of 2011, or $0.07 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $4.2 million, or $0.15 per diluted share, in the third quarter of 2010.
  Adjusted Net Income - Adjusted net income for the third quarter of 2011, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%, was $5.7 million, or $0.19 per diluted share. This compares to adjusted net income of $5.2 million, or $0.18 per diluted share, in the third quarter of 2010, which excludes stock-based compensation expense and assumes a tax rate of 35%.

Third Quarter Company Highlights

Global Expansion & Channel Development

  Increased channel-influenced sales worldwide to 39%, up from 33% in 3Q10.
  Increased U.S. commercial revenue to $18.8 million, up 25% over 3Q10.
  Increased international revenue to $10.5 million, up 41% over 3Q10.
  Increased U.S. federal sector revenue to $15.9 million, up 16% over 3Q10.

Innovation & Recognition

  Unveiled the Agile SecurityTM vision emphasizing the need for more informed, adaptive, and automated security solutions to protect today's dynamic IT environments from constantly changing threats.
  Announced the availability of Industry’s first IPS for 40 Gigabit Ethernet Networks. Brings new models and enhancements to the 3D8000 series for high-end performance networks and delivers a new SSL Appliance with lightning fast SSL decryption. These new appliances increase customer agility by supporting a wide range of performance requirements while continuing to deliver on the Agile Security vision and expanding the portfolio of intelligent, adaptive security solutions.
  Frost & Sullivan honored Sourcefire with its 2011 Global Customer Value Enhancement Award, recognizing it above all others in the network intrusion prevention system market.

Fourth Quarter and Full Year 2011 Outlook

Based on information as of November 1, 2011, Sourcefire expects revenue for the fourth quarter of 2011 in the range of $45.5 million to $47.5 million, net income per diluted share in the range of $0.06 to $0.08 and, on an adjusted basis, net income per diluted share in the range of $0.18 to $0.20. Sourcefire's expectation of adjusted net income per diluted share excludes stock-based compensation expense of $3.8 million to $4.0 million and amortization of acquired intangible assets and other acquisition-related expenses of approximately $1.0 million and includes an assumed 35% tax rate.

For fiscal year 2011 Sourcefire expects revenue in the range of $157.9 million to $159.9 million, net income per diluted share in the range of $0.13 to $0.15 and adjusted net income per diluted share in the range of $0.49 to $0.51. Sourcefire’s expectation of full year 2011 adjusted net income per share excludes stock-based compensation expense in the expected range of $14.6 million to $14.8 million and amortization of acquired intangible assets and other acquisition-related expenses of approximately $4.3 million and includes an assumed tax rate of 35%.

Non-GAAP Measures

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of our business, Sourcefire excludes certain charges and credits that are required by GAAP. Sourcefire believes these non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For all of 2011, Sourcefire expects that non-GAAP results will continue to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Tuesday, November 1, 2011 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 866-543-6405

Calling from other countries: 617-213-8897

Pass code: 11982750

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks. With solutions from the network to the endpoint, Sourcefire provides customers with Agile SecurityTM that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with dozens of patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security infrastructure. For more information about Sourcefire, please visit http://www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, Immunet and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the fourth quarter and full year of 2011, the Company's future profitability and the Company’s plans for the introduction of new products.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the fourth quarter and full year of 2011 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Products	$27,552	$22,904	$64,207	$54,794
Technical support and professional services	17,654	13,260	48,235	37,809
Total revenue	45,206	36,164	112,442	92,603
Cost of revenue:
Products	7,986	5,748	18,757	14,191
Technical support and professional services	2,141	1,715	6,161	4,777
Total cost of revenue	10,127	7,463	24,918	18,968

Gross profit	35,079	28,701	87,524	73,635

Operating expenses:
Research and development	9,260	5,146	24,296	13,283
Sales and marketing	16,304	12,397	45,580	34,426
General and administrative	5,086	5,345	14,451	14,400
Depreciation and amortization	970	811	2,858	2,458
Total operating expenses	31,620	23,699	87,185	64,567

Income from operations	3,459	5,002	339	9,068
Other income (loss), net	(41)	60	(99)	79
Income before income taxes	3,418	5,062	240	9,147
Provision (benefit) for income taxes	1,423	847	(1,816)	(6,426)
Net income	$1,995	$4,215	$2,056	$15,573

Net income per share - basic	$0.07	$0.15	$0.07	$0.57
Net income per share - diluted	$0.07	$0.15	$0.07	$0.54

Weighted average shares outstanding used in computing per share amounts:
Basic	28,733,267	27,818,610	28,503,974	27,537,080
Diluted	29,630,833	28,835,105	29,402,275	28,834,327

Stock-based compensation expense for the three and nine months ended September 30, 2011 and 2010 is included in the Consolidated
Statements of Operations as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$80	$56	$201	$134
Cost of revenue (services)	138	105	357	261
Stock-based comp expense included in cost of revenue	218	161	558	395

Research and development	974	387	2,474	1,048
Sales and marketing	1,659	1,111	4,367	2,613
General and administrative	1,440	1,291	3,385	2,825
Stock-based comp expense included in operating expenses	4,073	2,789	10,226	6,486
Total stock-based compensation expense	$4,291	$2,950	$10,784	$6,881

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
Assets	(unaudited)	(unaudited)
Cash and cash equivalents	$51,313	$54,410
Investments	92,812	99,309
Accounts receivable, net	50,824	37,250
Inventory	4,568	5,235
Deferred tax assets	9,180	7,717
Prepaid expenses and other current assets	6,402	3,793
Property and equipment, net	11,221	9,235
Goodwill	15,135	15,135
Intangible assets, net	6,074	6,830
Other long-term assets	16,043	2,160
Total assets	$263,572	$241,074

Liabilities
Accounts payable and accrued expenses	$20,088	$14,925
Deferred revenue	53,761	46,422
Other liabilities	6,839	13,643
Total liabilities	80,688	74,990

Stockholders' Equity
Common stock	28	27
Additional paid-in capital	202,608	187,789
Accumulated deficit	(19,683)	(21,739)
Accumulated other comprehensive income (loss)	(69)	7
Total stockholders' equity	182,884	166,084

Total liabilities and stockholders' equity	$263,572	$241,074

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$1,995	$4,215	$2,056	$15,573
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(2,329)	(3,869)	(2,477)	4,068
Net cash provided by (used in) operating activities	(334)	346	(421)	19,641

Net cash provided by (used in) investing activities	11,194	870	(6,699)	(2,507)

Net cash provided by financing activities	1,463	2,159	4,023	4,829
Net increase (decrease) in cash and cash equivalents	12,323	3,375	(3,097)	21,963
Cash and cash equivalents at beginning of period	38,990	71,659	54,410	53,071
Cash and cash equivalents at end of period	$51,313	$75,034	$51,313	$75,034

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$3,459	$5,002	$339	$9,068
Stock-based compensation expense	4,291	2,950	10,784	6,881
Amortization of acquisition-related intangible assets	252	-	756	-
Other acquisition-related expenses*	667	-	2,123	-
Adjusted income from operations	$8,669	$7,952	$14,002	$15,949
Adjusted income from operations as % of total revenue	19%	22%	12%	17%

Reconciliation of adjusted net income:
GAAP net income	$1,995	$4,215	$2,056	$15,573
Stock-based compensation expense	4,291	2,950	10,784	6,881
Amortization of acquisition-related intangible assets	252	-	756	-
Other acquisition-related expenses**	781	-	2,465	-
Tax credit for research and experimentation	-	-	(2,001)	-
Release of the valuation allowance	-	-	-	(7,613)
Income tax adjustment***	(1,637)	(1,957)	(4,801)	(4,422)
Adjusted net income	$5,682	$5,208	$9,259	$10,419

Adjusted net income per share - basic	$0.20	$0.19	$0.32	$0.38
Adjusted net income per share - diluted	$0.19	$0.18	$0.31	$0.36

Weighted average number of shares - basic	28,733,267	27,818,610	28,503,974	27,537,080
Weighted average number of shares - diluted	29,630,833	28,835,105	29,402,275	28,834,327

* Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs
** Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
*** Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP provision for income taxes utilizing an assumed tax rate of 35%.

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net cash provided by (used in) operating activities	$(334)	$346	$(421)	$19,641
Purchase of property and equipment	(1,630)	(2,331)	(4,344)	(4,384)
Free Cash Flow	$(1,964)	$(1,985)	$(4,765)	$15,257

Sourcefire, Inc.
Supplemental Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	18	15	40	24
Number of deals in excess of $100,000	87	66	207	158
Number of new 3D customers	121	88	281	256
Percent of Channel-influenced Sales	39%	33%	47%	36%
Total Channel Partners	557	298	-	-
Number of full-time employees at end of period	434	346	-	-

Revenue Composition by Geography:
United States	77%	80%	75%	76%
International	23%	20%	25%	24%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	33%	37%	37%	37%
New customer product revenue	28%	26%	20%	22%
Recurring support services revenue	36%	34%	40%	38%
Professional services revenue	3%	3%	3%	3%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Welz & Weisel Communications
Tony Welz, 703-877-8101
Principal
tony@w2comm.com
or
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Senior Vice President
Staci.Mortenson@icrinc.com